UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2022

MOBILE GLOBAL ESPORTS INC

(Exact name of registrant as specified in its charter)

Delaware	001-41458	86-2684455
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

616 South El Camino Real, Suite II

San Clemente, CA, 92672-4294

(Address of principal executive offices and zip code)

(949) 573-0628

(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001 per share	MGAM	NASDAQ Exchange

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 2, 2022, Mobile Global Esports Inc. (the "Company") issued the news release attached hereto as Exhibit 99.1. In the news release, the Company announced that on said day it had completed its firm underwriting to publicly sell 1,500,000 of its Common Shares, par value $0,0001, and its underwriters elected to exercise in full, provisions for the over-allotment sale of an additional 225,000 Shares of its Common Shares. As a result, the Company sold and issued a total of 1,725,000 shares of its Common Stock at a purchase price of $4.00, raising a total of $6,900,000, (before deduction for underwriter discounts and costs of the offering)

Item 9.01 Financial Statements and Exhibits

Exhibits

99.1(a)	News Release, dated August 2, 2022, titled “Mobile Global Esports (NASDAQ:MGAM) Announces Closing of Previously Announced Initial Public Offering and Exercise of Full Over-Allotment Option for $6.9 Million”.

(a) Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE GLOBAL ESPORTS INC.

By:	/s/ David Pross
David Pross
Chief Executive Officer

Date:	August 2, 2022

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